Exhibit 99.1

Exhibit 99.1 Earnings Press Release, dated March 26, 2026

SKYX Reports Another Record Quarter Revenue with Revenues of $25 Million in Q-4 Demonstrating 8 Consecutive Quarters of Year Over Year Growth with Annual Record Revenue of $92 Million in 2025 Compared to $86 Million in 2024 as it Continues to Grow its Market Penetration

Gross Profit increased to $28 Million in 2025 Compared to $25 Million 2024, Representing a $3 million (13%) increase in Gross Profit

Operating Cash Used in 2025 Amounted to $13 Million Compared to $18 Million in 2024, Representing a $5 Million (27%) Reduction in Cash Used in Operating Activities

SKYX Raised $29 Million in Q-1 2026 Investments from Fundamental Institutions

SKYX Announced Collaboration with NVIDIA AI Ecosystem Connect Program Expecting to Grow its Collaboration with NVIDIA into Future Smart Home Projects

SKYX Announced Launch of its Advanced SKYFAN and Turbo Heater on Its E-commerce Platform with 60 Websites, 1stoplighting.com, and U.S. Leading Retailers including Home Depot, Target, Lowes, Walmart

Based on The Growing Sales of its Patented Turbo Heater Fan SKYX is Expanding the Category of the “All-Season Ceiling Fan” Heat in Winter and Cool in Summer – to Provide Additional Products in New Designs and Larger Sizes

Company Expects to Continue its Growth in 2026 to Advance its Path to Cash-Flow Positive

SKYX Anticipates Securing Significant Business Opportunities in The Hotel and Builder Segments in First Half of 2026

SKYX’s Enhanced Safety Code Standardization Team Continues its Progress Towards its Goal of a Safety Mandatory Standardization in Homes/Buildings of its Life Saving Ceiling Outlet/Receptacle Technology

SKYX is Expected to Supply its Advanced and Smart Home Technologies to Upcoming and Future Key Projects in the U.S. and Globally including in New York, North Carolina Smart Home Community, Austin Texas, San Antonio Texas, South Florida including Miami Florida New $4 Billion Smart City, Saudi Arabia, Egypt Among Others

SKYX is Expected to Deploy Over 1 Million Units of its Advanced and Smart Home Plug & Play Technologies During the Course of these Projects

SKYX Continues to Grow its Market Penetration and Expects to Deploy over 100,000 of its Products into Homes/Units by the end of 2026 through Retail and Pro Segments

SKYX’s Technologies Expansion Provides Additional Opportunities for Future Recurring Revenues through Interchangeability, Upgrades, AI Services, Monitoring, Subscriptions, and More

SKYX’s will be Launching a New AI Driven Software in 2026 for its E-commerce Platform of 60 Websites which is Expected to Increase its Conversion Rate and Sales Up To 30%

MIAMI, March 26, 2026 (GLOBE NEWSWIRE) — SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), an award winning highly disruptive advanced and smart home platform technology company with over 100 U.S. and Global pending and issued patents and a portfolio of 60 lighting and home décor websites, with a mission to make homes and buildings become advanced-safe-smart instantly as the new standard, today reported its financial and operational results for the Fourth Quarter and Fiscal Year ended December 31, 2025.

●	SKYX will hold a conference call today, March 26, 2026, at 4:30 pm, Eastern Time, to discuss the results.

See below for dial-in information.

Fourth Quarter 2025 and Subsequent Highlights:

●	SKYX reports record sales $92.0 million in 2025 compared with $86 million in 2024.
●	Generated a record $25 million in revenue in Q-4 2025 compared to $24 million in Q-4 2024.
●	Gross profit in 2025 increased to $28 million, from $25 million, representing a 13% increase.
●	SKYX is armed with cash, cash equivalents and restricted cash of $10 million as of December 31, 2025, together with $29 million the Company subsequently raised in January 2026 (from one fundamental investors in straight equity with no warrants), as compared to $16 million as of September 30, 2025.
●	Management expects significant growth in 2026 to advance its path to becoming cash-flow positive.
●	SKYX’s e-commerce sales are converted into cash rapidly, advancing it cash position often referred to as the “Dell Working Capital Model”, lowering its cost of capital.
●	In light of its strengthened balance sheet following recent capital raises, management believes the Company is well capitalized to execute its growth initiatives while progressing toward sustained cash-flow generation and profitability.
●	SKYX has successfully demonstrated its technology during a Marriott Hotel renovation and expects to grow its hotel segment during 2026.
●	Marriott Hotel chain owner, The Shaner Group, led a $16.5 million investment round. The Shaner Group is an owner and developer of more than 70 hotels worldwide.
●	Company is expecting to secure additional significant business opportunities in 2026.
●	SKYX continues its growth and expects to deploy over 100,000 of its products into homes/units during 2026 through retail and pro segments.
●	SKYX announced the launch of its patented advanced SKYFAN and Turbo Heater to the leading U.S. retailer Home Depot, including a new SkyPlug branding page on HomeDepot.com.
●	SKYX recently announced the launch of its Turbo Heater fan at leading U.S. retailers Target, Walmart, and Lowe’s, and on its e-commerce platform across 60 websites.
●	SKYX anticipates securing additional significant business opportunities on several fronts during 2026.
●	SKYX is expected to supply its advanced smart home technologies to upcoming and future key projects in the U.S. and globally, including projects in Pittsford, New York; North Carolina; Austin, Texas; San Antonio, Texas; South Florida including the new $4 billion smart city in Miami, Florida; Saudi Arabia; and Egypt, among others.
●	SKYX is expected to deploy over 1 million units of its advanced smart home plug-and-play technologies during these projects.

Technology Roadmap

●	SKYX announced a collaboration with the NVIDIA AI Ecosystem Connect Program. SKYX expects to grow its collaboration with NVIDIA through its existing and future smart home projects.
●	SKYX will be launching a new AI driven software for its e-commerce platform of 60 websites, expected to increase its conversion rate and sales up to 30%.
●	The Company secured U.S. and global strategic manufacturing partnerships with premier manufacturers including in the U.S., Vietnam, Taiwan, China, and Cambodia.
●	SKYX’s technologies expansion provides additional opportunities for future recurring revenues through interchangeability, upgrades, AI services, monitoring, subscriptions, and more.

Financing Highlights

●	We extended and converted $13.5 million in notes coming due with maturity out to 5 years until 2030.
●	We raised $29 million in equity during January 2026.

Safety Standardization Mandatory Code / Insurance Specification and Recommendation

●	SKYX’s Safety Code Standardization Team is receiving support from a new significant prominent leader with its government safety agency’s process for a safety mandatory standardization of its electrical ceiling outlet/receptacle technology.
●	SKYX’s code team is led by industry veterans Mark Earley, former head of the National Electrical Code (NEC), and Eric Jacobson, former President and CEO of the American Lighting Association (ALA). The Company’s safety Code Standardization team believes it will garner assistance from additional safety organizations with its code mandatory safety standardization efforts based on the product’s significant safety aspects. Mr. Earley and Mr. Jacobson were instrumental in numerous code and safety changes in both the electrical and lighting industries. Both strongly believe that, considering the Company’s standardization progress including its product specification approval voting for by ANSI / NEMA (American National Standardization Institute / National Electrical Manufacturers Association) and being voted into 10 segments in the NEC Code Book, it has met the necessary safety conditions for becoming a ceiling safety standardization requirement for homes and buildings.
●	With respect to insurance companies, the Company strongly believes its products can save insurance companies many billions of dollars annually by reducing fires, ladder fall injuries, and electrocutions among other things. Management expects that once it completes an entire range and variations of its safe advanced plug & play products it will start being recommended by insurance companies.

2025 Financial Results

Revenue in 2025 increased to a record $92.0 million including record sales of $25 million in the fourth quarter including e-commerce sales, smart home products and advanced plug & play products. Gross profit in 2025 increased to $28 million, or 30% of revenue from $25 million, or 29% of revenue in 2024. We are armed with cash, cash equivalents and restricted cash of $10 million as of December 31, 2025 in addition to $29 million we raised in January 2026, as compared to $16 million as of September 30, 2025. Cash used in operating activities for 2025 amounted to $13 million, as compared to $18 million in 2024. Net loss per share decreased by $0.04 to $0.32 per share in 2025 compared to $0.36 in 2024. Adjusted EBITDA loss per share, a non-GAAP measure, decreased to $0.10 per share in 2025, as compared to $0.13 per share, in 2024.

The Company’s annual report on Form 10-K will be filed with the SEC and will be made available on the Company’s investor relations website: https://ir.skyplug.com/sec-filings/.

Management Commentary

Our year ended December 31, 2025 was highlighted by our four quarters of consecutive growth including sales and rollout of our advanced ceiling smart and standard plug & play platform products on many leading U.S. and Canadian websites. We believe we are accelerating sales momentum while driving toward a stronger gross margin profile, supported in part by contributions from the Turbo Heater Fan, and continuing to actively manage SKYX’s cash burn. Our e-commerce platform with 60 websites is expected to continue providing additional cash flow to the Company. Management anticipates that in 2026 the Company will continue to advance its path towards cash flow positive.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced-safe-smart platform technologies, with over 100 U.S. and global patents and patent pending applications. Additionally, the Company owns 60 lighting and home decor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://www.skyx.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s ability to achieve positive cash flows; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating the Company’s business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of the Company’s core operations, such as interest expense, amortization expense, and impairment charges associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure. Investors should not rely on any single financial measure to evaluate the Company’s business.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

Dial-In Information:

SKYX Participating Members will Include:

●	Rani Kohen, Founder and Executive Chairman
●	Steve Schmidt, SKYX President, (Former CEO of Nielsen Data Corporation and former President of Office Depot International)
●	Lenny Sokolow, CEO
●	Marc Boisseau, CFO

SKYX Platforms – Q4 2025 and 2025 Full Year Corporate Update Call

Date: March 26, 2026

Time: 4:30 p.m. Eastern Time

U.S./Canada Dial-in: 1-412-317-5180

International Dial-in: 1-844-825-9789

Call me™ link for instant telephone access to the event: https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==

Call me™ Passcode: 8524520

Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1757430&tp_key=97c42ef65d

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with First-party platforms or technologies; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions, including recent measures adopted by the federal government, on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating the Company’s business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of the Company’s core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure. Investors should not rely on any single financial measure to evaluate the Company’s business.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

SKYX PLATFORMS CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$8,052,621	$12,639,441
Accounts receivable	1,891,488	2,415,314
Inventory	4,250,168	3,785,346
Deferred cost of revenues	-	223,214
Prepaid expenses and other assets	1,206,639	1,311,135
Total current assets	15,400,916	20,374,450

Long-term assets:
Property and equipment, net	1,347,640	545,333
Restricted cash	2,050,000	2,861,054
Right of use assets	17,502,685	19,750,030
Intangibles, definite life	5,051,949	5,994,373
Goodwill	16,157,000	16,157,000
Other assets	205,044	204,807
Total long term assets	42,314,318	45,512,597

Total assets	$57,715,234	$65,887,047

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$16,014,585	$13,235,221
Notes payable	356,474	4,011,168
Operating lease liabilities	2,589,994	2,350,868
Royalty obligations	1,300,000	800,000
Deferred revenues	2,082,622	1,495,846
Convertible notes related parties	350,000	950,000
Convertible notes	1,884,347	3,292,408
Total current liabilities	24,578,022	26,135,511

Long term liabilities
Long term accounts payable	552,354	1,044,708
Notes payable	145,022	504,129
Operating lease liabilities	17,791,453	20,376,498
Royalty obligations	-	900,000
Convertible notes	14,236,769	7,872,773
Total long-term liabilities	32,725,598	30,698,108

Total liabilities	57,303,620	56,833,619
Mezzanine equity
Series A Preferred Stock-shares authorized 400,000, outstanding 200,000 and 200,000	5,000,000	5,000,000
Stockholders’ Equity (deficit)
Series A-1 Preferred Stock-shares authorized 480,000, outstanding 292,000 and 240,000	7,124,167	6,000,000
Series A-2 Preferred Stock-shares authorized 160,000, outstanding 60,000 and -	1,500,000	-
Common stock and additional paid-in-capital: shares authorized 500,000,000 outstanding 117,666,800 and 103,358,975	203,046,051	179,837,253
Accumulated deficit	(216,258,604)	(181,783,825)
Total stockholders’ equity (deficit)	(4,588,386)	4,053,428

Total Liabilities and Stockholders’ Equity (deficit)	$57,715,234	$65,887,047

SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2025	2024

Revenue	$92,009,949	$86,276,876

Operating expenses
Cost of revenues	64,173,870	61,682,934
Selling and marketing expenses	25,701,665	25,353,172
General and administrative expenses	31,246,804	31,353,009
Total expenses, net	121,122,339	118,389,115

Loss from operations	(29,112,390)	(32,112,239)
Other expenses
Interest expense - related party	119,486	151,900
Interest expense, net	4,183,728	3,904,005
Gain on extinguishment of debt	-	(400,000)
Total other expenses, net	4,303,214	3,655,905

Net loss	(33,415,604)	(35,768,144)

Preferred dividends - related party	80,000	20,000
Preferred dividends	979,175	192,667
Net loss attributed to common stockholders	$(34,474,779)	$(35,980,811)

Net loss per share - basic and diluted	$(0.32)	$(0.36)

Weighted average number of common shares outstanding – basic and diluted	108,757,074	99,766,866

SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	For the year ended December 31,
	2025	2024

Shares of preferred stock ( Series A-1)
Balance, beginning of year	240,000	-
Preferred stock Conversion to common	(102,000)	-
Preferred stock issued pursuant to offerings	154,000	240,000
Balance, end of year	292,000	240,000

Preferred stock ( Series A-1)
Balance, beginning of year	$6,000,000	$-
Preferred stock Conversion to common	(2,550,000)	-
Preferred stock issued pursuant to offerings	3,674,167	6,000,000
Balance, end of year	$7,124,167	$6,000,000

Shares of preferred stock ( Series A-2)
Balance, beginning of year	-	-
Preferred stock Conversion to common	-	-
Preferred stock issued pursuant to offerings	60,000	-
Balance, end of year	60,000	-

Preferred stock ( Series A-2)
Balance, beginning of year	$-	$-
Preferred stock Conversion to common	-	-
Preferred stock issued pursuant to offerings	1,500,000	-
Balance, end of year	$1,500,000	$-

Shares of common stock
Balance, beginning of year	103,358,975	93,473,433
Common stock issued pursuant to offerings	4,243,123	3,535,067
Common stock issued pursuant to acquisition	-	1,853,421
Common stock issued pursuant to conversion of preferred stock	1,958,336	-
Common stock issued pursuant to preferred dividends	30,842
Common stock issued pursuant to conversion of notes	272,728	-
Common stock issued pursuant to conversion of accrued interest	433,073	-
Common stock issued pursuant to exercise of options	1,001,492	128,023
Common stock issued pursuant to services	6,368,231	4,369,031
Balance, end of year	117,666,800	103,358,975

Common stock and paid-in capital
Balance, beginning of year	$179,837,253	$162,025,024
Common stock issued pursuant to offerings	5,424,368	4,330,295
Common stock issued pursuant to conversion of preferred stock	2,550,000	-
Common stock issued pursuant to preferred dividends	38,559	-
Common stock issued pursuant to conversion of notes	600,000	-
Common stock issued pursuant to conversion of accrued interest	615,291	-
Common stock issued pursuant to exercise of options	420,000	7,501
Common stock issued pursuant to services	13,560,580	13,474,433
Balance, end of year	$203,046,051	$179,837,253

Accumulated Deficit
Balance, beginning of year	$(181,783,825)	$(145,803,014)
Preferred dividends	(1,059,175)	(212,667)
Net loss	(33,415,604)	(35,768,144)
Balance, end of year	$(216,258,604)	$(181,783,825)

Total Stockholders’ Equity (deficit)	$(4,588,386)	$4,053,428

SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2025	2024
Operations:
Net loss	$(33,415,604)	$(35,768,144)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,320,338	4,066,957
Amortization of debt discount	1,113,996	1,211,974
Impairment of intangible assets	-	1,118,750
Non-cash equity-based compensation expense	13,560,580	13,474,433
Gain on forgiveness of debt	-	(400,000)
Equity-based payment of interest	615,291	-
Change in operating assets and liabilities
Inventory	(464,823)	(359,612)
Accounts receivable	523,826	969,662
Prepaid expenses and other assets	104,256	(628,461)
Deferred charges	223,214	1,231
Deferred revenues	586,776	20,327
Operating lease liabilities	(2,345,919)	(2,101,316)
Royalty obligation	(400,000)	(800,000)
Accounts payable and accrued expenses	2,287,010	933,829
Net cash used in operating activities	(13,291,059)	(18,260,370)

Investing:
Purchase of property and equipment	(1,932,873)	(981,428)
Acquisition, net of cash acquired	-	(750,000)
Net cash used in investing activities	(1,932,873)	(1,731,428)

Financing:
Proceeds from issuance of common stock - offerings	5,584,390	4,426,222
Placement cost	(335,855)	(88,426)
Dividends paid	(1,020,616)	-
Proceeds from line of credit	-	500,000
Proceeds from issuance of preferred stock-related parties	-	1,000,000
Proceeds from issuance of preferred stocks	5,350,000	10,000,000
Proceeds from exercise of options	420,000	-
Proceeds from issuance of convertible notes	5,250,000	-
Principal repayments of notes payable	(5,421,861)	(2,775,756)
Net cash provided by financing activities	9,826,058	13,062,040

Change in cash and cash equivalents, and restricted cash	(5,397,874)	(6,929,758)
Cash, cash equivalents and restricted cash at beginning of the year	15,500,495	22,430,253
Cash, cash equivalents and restricted cash at end of year	$10,102,621	$15,500,495

Cash paid during the year for:
Interest	$3,872,214	$3,281,597
Taxes	-	-
Supplementary disclosure of non-cash financing activities:
Preferred stock conversion to common	$2,550,000	$-
Substitution of royalty payable to convertible note	-	1,000,000
Substitution of consideration payable to convertible note	600,000	3,117,408
Right-of-use assets and operating lease liabilities	-	662,698
Accrued dividends payable	$36,444	$212,667

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables our management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization and impairment expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure included below. Investors should not rely on any single financial measure to evaluate our business.

	For the year ended December 31,
	2025	2024

Net loss	$(33,415,604)	$(35,768,144)
Share-based payments	13,560,580	13,474,433
Interest expense	4,303,214	4,055,905
Impairment	-	1,118,750
Depreciation, amortization	4,320,338	4,066,957
EBITDA, as adjusted	$(11,375,344)	$(13,052,099)